AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANITEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	42-1628978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9725 Industrial Drive

Bridgeview, Illinois 60455

(708) 430-7500

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

David J. Langevin

Chief Executive Officer

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

708-430-7500

(Address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Todd M. Kaye, Esq.

Bryan Cave LLP

211 North Broadway, Suite 3600

St. Louis, MO 63102

(314) 259-2000

Fax: (314) 259-2020

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-176189

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, no par value	$2,575,000	$351.23

(1)	The registrant previously registered an aggregate amount of $17,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-176189). Immediately prior to the filing of this registration statement pursuant to Rule 462(b) promulgated under the Securities Act, an aggregate amount of $13,875,000 of the securities remained eligible for issuance under the Registration Statement on Form S-3 (Registration No. 333-176189). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-176189) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate amount of $17,000,000 of securities on the Registration Statement (333-176189), for which a filing fee of $1,974 was paid.

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Manitex International, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-176189), which was declared effective by the Securities and Exchange Commission (“SEC”) on August 23, 2011 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed incorporated by reference therein and all exhibits thereto.

This Registration Statement is being filed with respect to the registration of an additional $2,575,000 aggregate maximum principal amount of common stock, no par value per share, of the Company, which is described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeview, State of Illinois, on September 25, 2013.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
David J. Langevin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 25, 2013.

SIGNATURE	CAPACITY

/s/ David J. Langevin	Chairman of the Board and Chief Executive Officer
David J. Langevin	(Principal Executive Officer)

/s/ David H. Gransee	Chief Financial Officer (Principal Financial Officer and
David H. Gransee	Principal Accounting Officer)

*	Director
Ronald M. Clark

*	Director
Robert S. Gigliotti

*	Director
Marvin B. Rosenberg

*	Director
Stephen J. Tober

/s/ Frederick B. Knox	Director
Frederick B. Knox

* By:	/s/ David J. Langevin
David J. Langevin
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Bowen, Radabaugh & Milton,

23.1	Consent of UHY LLP.

23.2	Consent of Bowen, Radabaugh & Milton, P.C. (included in Exhibit 5.1).

24	Power of Attorney (filed with the Registration Statement on Form S-3 (File No. 333-176189)).